INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-72282 of Applebee's International, Inc. on Form S-8 of our report dated February 23, 1996, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the incorporation by reference in Registration Statement No. 33-59421 of Applebee's International, Inc. on Form S-3 of our report dated February 23, 1996, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.

We also consent to the incorporation by reference in Registration Statement No. 33-62419 of Applebee's International, Inc. on Form S-3 of our report dated February 23, 1996, appearing in this Annual Report on Form 10-K of Applebee's International, Inc. for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in such Registration Statement.





DELOITTE & TOUCHE LLP
Kansas City, Missouri

March 14, 1996